Consent of Independent Registered Public Accounting Firm

To the Directors of the Calvert Variable Series, Inc. and
Shareholders of Ameritas Growth Portfolio and Ameritas Income & Growth Portfolio

We consent to the use of our reports dated February 17, 2005, with respect to the financial statements of the Ameritas Growth Portfolio and the Ameritas Income & Growth Portfolio (the "Funds"), each a series of Calvert Variable Series, Inc., as of December 31, 2004, incorporated herein by reference and to the references to our firm under the heading "Financial Statements and Experts" in the Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 14, 2005